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                                                                    Exhibit 23.3



April 16, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:




We have read the section entitled "Experts" under Item 14 of Form S-4 dated April 16, 1999, of True Temper Sports, Inc. and are in agreement with the statements contained in paragraphs (1) and (3) therein relating to the change in accountants. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                   /s/ Ernst & Young LLP


Baltimore, Maryland
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